EXHIBIT 10.51


December 17, 1996

USF&G/Legg Mason Realty Partners L.P.
c/o Gerry Trainor
P. O. Box 1138
Baltimore, MD  21203-1138

RE:      IDS Life Insurance Company ("IDSL") Loan #694001040
         Shadeland Shopping Center
         Indianapolis, IN

Dear Gerry:

The maturity on the above referenced loan has been granted an extension until April 1, 1997. Pursuant to your request for an extension in order to reach an agreement on expanding the center, IDSL agrees as follows:

1.    The maturity date shall be extended to April 1, 1997.

2. You shall continue to make regular mortgage payments (including applicable tax and/or insurance escrow payment) until April 1, 1997, at which time all loan amounts are due and payable in full.

3. IDSL shall receive an extension fee equal to $2,000 upon execution of this letter.

Except as specifically amended hereby, the loan terms shall remain unchanged. All other requests for modifications are hereby denied.

Please sign and return a copy of this letter by December 27, 1996 to Jon Gargulak indicating your acceptance of this extension.

                                           IDS LIFE INSURANCE COMPANY

                                           BY:      ___________________

                                                    Nancy Hughes

                                           ITS:     Assistant Vice President


Agreed and accepted this _____ day of December, 1996.

USF&G/Legg Mason Realty Partners, L.P.

BY:      ___________________________


ITS:     ___________________________